UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: July 6, 2016 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St. Bellevue, WA		98004 (Zip Code)
(425) 318-3888 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01 Other Events

On July 6, 2016, the Company entered into a Purchase and Sale Agreement (the “Agreement”), wherein the Company agreed to purchase from an uninterested, third party (“Seller”) all of the Seller’s intellectual property, rights and interest in certain domain names.  The Company issued a total of 150,000 shares of restricted common stock to the Seller, valued at $60,000.

SIGNATURES

Dated: July 26 2016	DIGITALTOWN, INC By: __________________________ Robert W. Monster, CEO